CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Condensed Financial Information", "Custodian, Transfer and Dividend Disbursing
Agent, Counsel and Independent Auditors" and to the use of our report dated November 8, 1995, in this Registration Statement (Form N-1A 33-66080) of Dreyfus LifeTime Portfolios, Inc. (formerly Dreyfus Retirement Porfolios, Inc.)


                                       ERNST & YOUNG LLP


New York, New York
December 26, 1995